UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 16, 2012

Network Equipment Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or Other Jurisdiction

of Incorporation)

001-10255	94-2904044
(Commission File Number)	(IRS Employer Identification Number)

6900 Paseo Padre Parkway, Fremont, California 94555

(Address of principal executive offices including zip code)

(510) 713-7300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

SIGNATURES

Item 8.01 Other Events.

New Action

On July 26, 2012, a purported shareholder of the company brought a claim against Network Equipment Technologies, Inc. (“NET”), our directors and an executive officer, Sonus Networks, Inc. (“Sonus”) and Navy Acquisition Subsidiary (“Merger Sub”) in connection with the proposed merger of NET and Merger Sub, whereby NET will become a wholly-owned subsidiary of Sonus (the “Merger”). The action is captioned Newman v. Network Equipment Technologies, et al., Case No. 12-cv-3937, and is pending in the United States District Court for the Northern District of California (the “Newman Action”). The Newman complaint alleges that the defendants breached and/or aided and abetted the breach of their fiduciary duties to our stockholders, by seeking to sell our company through an allegedly unfair process and allegedly for an unfair price and on unfair terms. In addition, the complaint alleges material omissions from our proxy statement disclosure concerning the Merger. The complaint seeks, among other things, equitable relief that would enjoin the Merger, damages, and attorney’s fees and costs. We believe the complaint’s allegations (like those in the previously filed actions) have no merit, and if pursued, we intend to defend against them vigorously. However, all litigation is inherently uncertain, and there can be no assurance that our defense of these or similar actions would be successful.

Memorandum of Understanding to Settle the Actions

On August 16, 2012, NET, the individual defendants, Sonus, and Merger Sub entered into a memorandum of understanding (“MOU”) to settle the Newman Action; the action (previously disclosed) titled Bruno v. Network Equipment Technologies, Inc., et al., Case No. 7643, pending in the Court of Chancery of the State of Delaware, where it was brought on June 21, 2012 (the “Bruno Action”); and the action (previously disclosed) titled Rogers v. Keating, et al., Case No. RG12638516, pending in the Superior Court of California for Alameda County, where it was brought on July 10, 2012 (the “Rogers Action,” and the Rogers Action together with the Newman Action and the Bruno Action, the “Actions”).

Pursuant to the MOU, NET, the individual defendants, Sonus and Merger Sub agreed to resolve all disputed legal claims in all of the Actions and to make certain supplemental disclosures regarding the Merger, as set forth in this Current Report on Form 8-K.

The MOU is expected to be memorialized in a stipulation of settlement, which will be subject to customary terms and conditions, including court approval, and will include an agreement by the plaintiffs in the Actions, on behalf of their respective classes of NET shareholders, to provide a release of claims of NET shareholders against NET, Sonus, Merger Sub, and their respective officers and directors.

This Current Report on Form 8-K should be read in conjunction with the definitive proxy dated July 23, 2012 (as amended or supplemented from time to time, the “Proxy Statement”).

Pursuant to the MOU, certain disclosures in the Proxy Statement are supplemented as follows:

•

On page 29 of the Proxy Statement, in the “Background of the Merger” section, the paragraph beginning “On April 26, 2012, our board held a meeting…” is amended and restated in its entirety to read as follows:

“On April 26, 2012, our board held a meeting, at which members of our management and representatives of GCA Savvian and Jones Day were present. At the meeting our board discussed further the non-binding proposal received from Sonus and other matters relating to the process of exploring strategic alternatives. Among other matters, our board and representatives of GCA Savvian discussed whether, notwithstanding the responses of the parties contacted to date, it might be possible to obtain one or more additional proposals while maintaining the possibility of a transaction with Sonus, if one could be negotiated on more favorable terms. Our board also received a presentation from Jones Day regarding its fiduciary duties in connection with a potential sale. Our board also discussed the desirability of obtaining a fairness opinion in the event Sonus made a proposal that our board determined warranted serious consideration, and who should render any such opinion. The board noted that our engagement letter with GCA Savvian did not contemplate GCA Savvian providing a fairness opinion to the board, as the focus of GCA Savvian’s initial retention had been to assist us in an offering of our securities, and that whether it were to seek a fairness opinion from GCA Savvian or another firm, it would need to pay a substantial additional fee for the fairness opinion, separate from the transaction fee to be paid to GCA Savvian. The board further noted that one consideration would be whether it should seek an opinion from another firm who would not be receiving a fee that was contingent upon the consummation of a sale of the company. The board and our management identified four potential candidates to give an opinion, including GCA Savvian, JMP and two other financial advisors, and the board instructed management to discuss with each of them the process for and costs of obtaining an opinion. Our board also discussed strategies for eliciting an increase in the price contained in Sonus’ proposal. Following discussion, our board determined to move forward with further exploration of strategic alternatives potentially available to us, including engaging in further negotiations with Sonus. Our board decided to proceed in a measured manner with Sonus so as to allow time both to ensure that it could continue to explore other alternatives prior to any potential exclusivity period commencing, and to develop a strategy to negotiate the best available transaction with Sonus. Our board also directed our management to be prepared to discuss with it the risks and opportunities of continuing to operate as an independent company, as contemplated by management’s present operating plans, so that our board would have that information available in connection with its deliberations concerning any acquisition proposal.”

•

Beginning on page 29 of the Proxy Statement, in the “Background of the Merger” section, the paragraph beginning “On May 8, 2012, our board held a meeting…” is amended and restated in its entirety to read as follows:

“On May 8, 2012, our board held a meeting, at which members of our management and representatives of GCA Savvian and Jones Day were present, to further discuss the non-binding proposal received from Sonus on April 19, 2012 and other matters relating to the process of exploring strategic alternatives. This discussion included continued discussion of strategies to elicit a better price, including noting the value of the company’s patents and technology. At this meeting our board received a presentation from JMP regarding its qualifications to serve as a financial advisor to our board and the processes and analyses undertaken by JMP in rendering fairness opinions in transactions of the type proposed by Sonus. Following discussion, our board authorized the engagement of JMP to act as a financial advisor to render an opinion to our board as to the fairness, from a financial point of view, of the merger consideration to be paid to our stockholders in connection with a potential acquisition transaction when and if such a transaction were proposed that was otherwise acceptable to our board. Among the factors considered by our board in determining to retain JMP were its experience, reputation, and knowledge of our business and affairs and the industry in which we operate. In addition, our board noted that we placed no restraints on JMP as to its conclusion regarding the fairness of the merger consideration to be paid to our stockholders. Our board also noted that the fee arrangement with JMP did not involve any fees that are contingent upon consummation of the merger, and the costs of obtaining an opinion from JMP were competitive. Our board did not determine to retain JMP because of any conflict or disagreement with GCA Savvian, and our board did not ask GCA Savvian to render an opinion as to the fairness of the merger consideration to be paid to our stockholders and never received any indication from GCA Savvian as to what its opinion might be if it were to undertake to render such an opinion. As noted, prior to authorizing our management to retain JMP, our management and board considered three other investment banks, including GCA Savvian, but ultimately selected JMP based on the factors discussed above. JMP was subsequently retained on behalf of our board on June 6, 2012.”

•

On page 41 of the Proxy Statement, in the “Opinion of JMP Securities – Selected Publicly Traded Company Analysis” subsection, the following table is inserted between the paragraphs beginning “For NET and each of the selected companies in both subsets…” and “JMP next calculated the mean, median, high and low values…”:

	Enterprise Value / Revenue Multiples
	LTM		2012E
Select IP Communications Companies
AudioCodes Ltd.	0.6	x	0.6	x
Dialogic, Inc.	0.6	x	0.7	x
Mitel Networks Corp.	0.7	x	0.7	x
ShoreTel, Inc.	1.0	x	0.8	x
Selected Communications Equipment Companies
EMCORE Corporation	0.5	x	0.5	x
Lantronix, Inc.	0.6	x	n/a
Oclaro, Inc.	0.3	x	0.3	x
Opnext, Inc.	0.2	x	0.2	x
Powerwave Technologies Inc.	0.7	x	1.0	x
Zhone Technologies Inc.	0.2	x	n/a

•

On page 42 of the Proxy Statement, the table following the first paragraph of the “Opinion of JMP Securities – Precedent M&A Transaction Analysis” subsection is amended and restated in its entirety to read as follows:

Announcement Date	Acquiror	Target Company	Enterprise Value / LTM Revenue Multiple
March 26, 2012	H.I.G. Capital, LLC	Comverge, Inc.	0.4	x
November 10, 2011	Avnet Integrated Resources	Pinnacle Data Systems Inc.	0.8	x
October 11, 2011	Arris Group Inc.	BigBand Networks, Inc.	0.6	x
November 10, 2010	Daisy Group plc	Spiritel plc	1.8	x
September 20, 2010	Arrow Electronics, Inc.	Nu Horizons Electronics Corp.	0.2	x
September 16, 2010	Calix Inc.	Occam Networks, Inc.	1.4	x
June 16, 2010	Teledyne Technologies Inc.	Intelek Limited	0.8	x
June 2, 2010	Vector UK	Trafficmaster Limited	1.6	x
May 17, 2010	Francisco Partners Management LLC	EF Johnson Technologies, Inc.	0.4	x
May 14, 2010	FLIR Systems, Inc.	Raymarine	1.0	x
October 6, 2009	Viasystems Group, Inc.	Merix Corp.	0.4	x
February 10, 2009	CSR plc	SiRF Technology Holdings, Inc.	0.1	x

•	On page 45 of the Proxy Statement, the first paragraph in the “Opinion of JMP Securities – Discounted Cash Flow Analysis” subsection is amended and restated in its entirety to read as follows:

“JMP performed a discounted cash flow (or DCF) analysis using financial projections provided by NET’s management. For purposes of its DCF analysis, JMP defined unlevered free cash flows as EBITDA, less capital expenditures, less change in net working capital. For purposes of estimating unlevered free cash flows, JMP utilized a 35% marginal combined federal and state income tax rate, as provided by NET’s management, offset by utilization of NET’s net operating loss carryforwards which resulted in a net effective tax rate of 0% during the projection period. Based on projections provided by NET’s management, JMP calculated the unlevered free cash flows that NET was expected to generate during the fiscal years 2013 to 2017 as follows (in millions): FY2013E: ($6.8); FY2014E: ($1.9); FY2015E: $1.0; FY2016E: $9.5; and FY2017E: $16.1. JMP’s calculation of estimated unlevered free cash flows was based on the following projections provided by NET’s management (in millions):”

•	On page 46 of the Proxy Statement, the following new subsection is inserted immediately prior to the “Opinion of JMP Securities – Conclusion” subsection:

“Additional Considerations

In the selected publicly traded company analysis, precedent M&A transaction analysis, premiums paid analysis and discounted cash flow analysis, JMP calculated implied enterprise value reference ranges for NET that excluded cash and long-term debt, and compared the implied enterprise reference value ranges to NET’s implied enterprise transaction value. In order to provide an appropriate comparison, JMP calculated NET’s implied enterprise transaction value of $43.5 million by taking the $42.4 million implied equity transaction value based upon the $1.35 per share offer price, adding $34.2 million of long term debt consisting of convertible senior notes and redeemable convertible subordinated debentures, and subtracting $33.1 million of cash on hand, each as of March 31, 2012. JMP did not make any upward or downward adjustments to its analyses with respect to other specific assets or liabilities of NET, including patents and intellectual property. NET’s net operating loss carryforwards were reflected in JMP’s discounted cash flow analysis as described above.”

Forward Looking Statements

Certain statements in this communication regarding the proposed transaction between NET and Sonus may be forward-looking statements within the meaning of the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements may relate to, among other things, NET’s ability to close the acquisition and the expected closing date of the acquisition; the anticipated benefits and synergies of the acquisition; and the anticipated future combined operations of NET and Sonus. Investors are cautioned that such statements are based on current expectations, forecasts and assumptions that involve risks and uncertainty that may cause actual results to differ materially from those expressed or implied in the forward-looking statements.

These risks and uncertainties include, but are not limited to: uncertainties as to the timing and results of the NET stockholder vote; the possibility that various closing conditions for the transaction may not be satisfied or waived; disruption to our business from the announcement of the transaction, including possibly making it more difficult to maintain relationships with employees, customers, business partners or governmental entities; and uncertainties regarding the actual benefits to be realized from the transaction; and other risks and uncertainties described more fully in documents filed with or furnished to the Securities and Exchange Commission by NET.

NET disclaims any intention or obligation to update or revise any forward looking statements, whether as a result of new information, future events or otherwise.

Additional Information about the Merger and Where to Find It

In connection with the proposed merger, NET has filed a proxy statement with the Securities and Exchange Commission (the “SEC”). Additionally, NET and Sonus will file other relevant materials in connection with the proposed acquisition of NET by Sonus pursuant to the terms of the Merger Agreement by and among Sonus, NET, and Navy Acquisition Subsidiary, Inc. The definitive proxy statement sent to stockholders of NET contains important information about NET, Sonus, the proposed merger and related matters. Investors and security holders of NET are urged to read the definitive proxy statement and other relevant materials carefully before making any voting or investment decision with respect to the proposed merger because they contain important information about the merger and the parties to the merger.

The materials filed by Sonus and NET with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, security holders may obtain free copies of the proxy statement from NET by contacting NET Investor Relations by e-mail at lsalvo@directir.com or by telephone at 1-510-693-5238.

Participants in the Solicitation

Sonus and NET, and their respective directors, executive officers, and other members of their management and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies of NET stockholders in connection with the transactions contemplated by the merger agreement. Information regarding Sonus’ directors and executive officers is contained in Sonus’ Annual Report on Form 10-K for the year ended December 31, 2011 and its proxy statement dated April 5, 2012, and other relevant materials filed with the SEC when they become available. Investors and security holders may obtain detailed information regarding the names, affiliations and interests of certain of NET’s executive officers and directors in the solicitation by reading NET’s most recent Annual Report on Form 10-K as amended, for the year ended March 30, 2012, and other relevant materials filed with the SEC. Information concerning the interests of NET’s participants in the solicitation, which may, in some cases, be different from those of NET’s stockholders generally, is set forth in the proxy statement relating to the merger.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 16, 2012

Network Equipment Technologies, Inc.

By:	/s/ FRANK SLATTERY
Frank Slattery
Vice President and General Counsel